Filed pursuant to Rule 424(b)(5)

Registration No. 333-273574

PROSPECTUS SUPPLEMENT

(To prospectus dated August 11, 2023)

NanoVibronix, Inc.

74,114 Shares of Common Stock

Prefunded Warrants to Purchase up to 217,090 Shares of Common Stock

217,090 Shares of Common Stock Issuable Upon Exercises of the Prefunded Warrants

We are offering in a registered direct offering 74,114 shares of our common stock, par value $0.001 per share (the “common stock”) and prefunded warrants to purchase up to 217,090 shares of common stock (the “prefunded warrants”), to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus.

We are also offering prefunded warrants to the investor whose purchase of shares of common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%).

The purchase price of each prefunded warrant will equal the price per share at which shares of our common stock are being sold in this offering, minus $0.001, the exercise price of each prefunded warrant. Each prefunded warrant will be immediately exercisable and until exercised in full for one share of common stock, subject to the limitations described in the section “Description of Securities—Description of Prefunded Warrants.” The offering price for each share of common stock is $7.01. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such prefunded warrants.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “NAOV”. The last reported sale price of our common stock on Nasdaq on September 15, 2025, was $10.70 per share. There is no established public trading market for the prefunded warrants that are part of this offering, and we do not expect a market to develop. We do not intend to apply for listing of the prefunded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the prefunded warrants will be limited.

We have retained Palladium Capital Group, LLC (“Palladium” or the “placement agent”), to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the shares of common stock offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates was $8,527,194, based on 796,988 outstanding shares of common stock, of which 796,934 shares were held by non-affiliates, and a price of $10.70 per share, which was the last reported sale price of our common stock on Nasdaq on September 15, 2025. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-calendar month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any shares of common stock pursuant to General Instruction I.B.6. of Form S-3 (excluding the value of the shares of common stock sold in this offering).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page S-1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Prefunded Warrant	Total
Offering price	$7.01	$7.009	$2,041,122.95
Placement agent fees(1)	$0.56	$0.56	$163,307.20
Proceeds, before expenses, to us	$6.45	$6.449	$1,877,815.75

(1)	See the section of this prospectus supplement entitled “Plan of Distribution” on page S-11 for a description of the compensation payable to the placement agent.

Delivery of the shares of common stock and the prefunded warrants offered hereby is expected to occur on or about September 17, 2025, subject to satisfaction of certain customary closing conditions.

Palladium Capital Group, LLC

The date of this prospectus supplement is September 16, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find Additional Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “NanoVibronix”, “we”, “our”, “us” and “the Company” refer, collectively, to NanoVibronix, Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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Special note regarding FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. No forward-looking statement is a guarantee of future performance. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors”. Important factors that could cause such differences include, but are not limited to:

● Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.”

● The intended benefits of the Merger may not be realized.

● The market price of our common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and may incur losses.

● Changes in the business operations, strategies and focus of the combined company following the Merger may not result in an improvement in the value of our common stock.

● Risks related to ENvue’s financial condition, business and operations, as well as legal, regulatory and compliance matters.

● Risks related to the ENvue System, including marketing, future adoption of and successful commercialization of the ENvue System.

● Our history of losses and expectation of continued losses.

● Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

● Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

● Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration approval of our product candidates.

● Regulatory actions that could adversely affect the price of or demand for our approved products.

● Market acceptance of existing and new products.

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● Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

● Risks of product liability acclaims and the availability of insurance.

● Our ability to generate internal growth.

● Risks related to computer system failures and cyber-attacks.

● Our ability to obtain regulatory approval in foreign jurisdictions.

● Uncertainty regarding the success of our clinical trials for our products in development.

● Risks related to our operations in Israel, including political, economic and military instability.

● The price of our securities is volatile with limited trading volume.

● Our ability to maintain compliance with the continued listing requirements of Nasdaq and the risk that our common stock will be delisted if we cannot do so.

● Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

● We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

● Our intellectual property portfolio and our ability to protect our intellectual property rights.

● Our ability to recruit and retain qualified regulatory and research and development person.

● Unforeseen changes in healthcare reimbursement for any of our approved products.

● The adoption of health policy changes and health care reform.

● Lack of financial resources to adequately support our operations.

● Difficulties in maintaining commercial scale manufacturing capacity and capability.

● Changes in our relationship with key collaborators.

● Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

● Our failure to comply with regulatory guidelines.

● Uncertainty in industry demand and patient wellness behavior.

● General economic conditions and market conditions in the medical device industry.

● Future sales of large blocks of our common stock, which may adversely impact our stock price.

● Depth of the trading market in our common stock.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation Of Certain Information By Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.

Overview

We were organized as a Delaware corporation in October 2003. On February 14, 2025, we completed the Merger pursuant to the Merger Agreement, as further described below. Following the consummation of the Merger, NanoVibronix will conduct its operations through its two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel (“Nano OpCo”) and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company (together with its respective subsidiaries, “ENvue”). Nano OpCo focuses on non-invasive biological response-activating devices that target biofilm prevention, pain therapy, and wound healing and can be administered at home, without the assistance of medical professionals. ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and are in the initial stage of commercializing our products.

Agreement and Plan of Merger

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 14, 2025, by and among us, NVEH Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue” or “ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 3,318 shares of common stock, which such number of shares represented no more than 4.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) Pre-Funded Warrants to purchase up to 12,526 shares of our common stock at an exercise price of $0.001 per share, and (iii) 5,772 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 100 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

S-1

Private Placement of Series H Preferred Stock and Warrants

On July 18, 2025, we entered into the Purchase Agreement with a certain institutional investor pursuant to which we agreed to sell to such investor an aggregate of (i) 8,889 shares of Series H Convertible Preferred Stock, par value $0.001 per share the (“Series H Preferred Stock”) and (ii) the warrants (the “Series H Warrants”) to acquire up to an aggregate of 467,836 shares of common stock at an exercise price of $22.50 (the “Private Placement”).

Pursuant to the terms of the Purchase Agreement, we have also agreed to issue 2,222 shares of Series H Preferred Stock with a total stated value of $2,222,222 (representing $2,000,000 of subscription amount) in a second closing, subject to the satisfaction of customary closing conditions. Additionally, pursuant to the terms of the Purchase Agreement, we have agreed that during the period ending 36 months from the effective date of the registration statement registering the resale of the Conversion Shares and the Warrant Shares, the investor in the Private Placement shall have the right, but no obligation, upon notice to us from time to time, to purchase up to an aggregate of $44,000,000 stated value (representing 44,000 shares of Series H Preferred Stock and $39,600,000 of subscription amount) of additional Series H Preferred Stock, which shall have identical terms to the Series H Shares issued at the Initial Closing (as defined below), except that the initial conversion price of such additional shares of Series H Preferred Stock shall be equal to 85% of the arithmetic average of the three (3) lowest VWAPs during the ten trading days prior to the date of the investor’s exercise of such right.

The initial closing of the Private Placement occurred on July 22, 2025 (the “Initial Closing”). The aggregate gross proceeds from the Initial Closing were approximately $8 million, prior to deducting placement agent fees and other offering expenses payable by us. The Company used $5 million of the net proceeds from the Initial Closing to redeem certain outstanding shares of its Series X Preferred Stock in accordance with the terms of the Certificate of Designations of the Series X Preferred Stock.

2025 Reverse Stock Splits

On March 12, 2025, and August 8, 2025, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware to effect the March 2025 Reverse Stock Split and the August 2025 Reverse Stock Split, respectively, of the shares of our common stock, either issued and outstanding or held by us as treasury stock, effective as of 4:05 p.m. (Delaware time) on March 13, 2025, and August 11, 2025, respectively. All common stock share and per share amounts in this prospectus supplement have been adjusted to give effect to the 2025 Reverse Stock Splits unless otherwise stated, however, may not have been adjusted in the documents incorporated by reference prior to March 13, 2025, and August 11, 2025, as applicable.

Corporate information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 949 Pruitt Avenue, Tyler, Texas 77569. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

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THE OFFERING

Common Stock offered by us	74,114 shares.

Prefunded Warrants offered by us

Prefunded warrants to purchase up to 217,090 shares of our common stock. The purchase price of each prefunded warrant will equal the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.001, which is the exercise price of each share of common stock issuable upon exercise of the prefunded warrants per share. Each prefunded warrant will be exercisable at any time after the date of issuance of such prefunded warrant and until exercised in full, subject to a beneficial ownership limitation. See “Description of Securities” on page S-9 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the prefunded warrants.

There is currently no market for the prefunded warrants and none is expected to develop after this offering. We do not intend to apply for listing of the prefunded warrants on Nasdaq or any securities exchange or nationally recognized trading system

Shares of Common Stock to be outstanding after this offering(1)	1,088,192 shares, assuming the exercise in full of the prefunded warrants being offered hereby.

Use of proceeds	We intend to use the net proceeds of this offering for general working capital purposes, including repayment of certain outstanding indebtedness and/or redemption of certain outstanding preferred stock. See “Use of Proceeds” on page S-6.

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page S-1 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq symbol	“NAOV”.

(1) The number of shares of our common stock that will be outstanding immediately after the closing of this offering as shown above is based on 796,988 shares of common stock outstanding as of September 15, 2025, and, unless otherwise indicated, excludes as of that date:

● 1,842 shares of common stock issuable upon the exercise of stock options issued under the 2024 Long-Term Incentive Plan (the “2024 Plan”), at a weighted-average exercise price of $844.20 per share;

● 2,664 shares of common stock issuable upon the exercise of stock options issued under the 2014 Long-Term Incentive Plan (the “2014 Plan”), at a weighted-average exercise price of $67.21 per share;

● 949 shares of common stock available for issuance under the 2024 Plan;

● 1,151,695 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $22.81 per share;

● 880,099 shares of common stock issuable upon conversion of the Series H Preferred Stock;

● 1,457 shares of common stock issuable upon the conversion of the Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”); and

● 1,578,518 shares of common stock issuable upon the conversion of the Series X Preferred Stock.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercise of the outstanding stock options, or common warrants summarized above, (ii) no conversion of the outstanding convertible preferred stock described above, and (iii) no exercise of the prefunded warrants offered hereby.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock and this Offering

You will experience immediate and substantial dilution if you purchase securities in this offering.

The effective offering price per share of our common stock in this offering is substantially higher than the pro forma as-adjusted net tangible book value per share of our common stock. Therefore, if you purchase common stock in this offering, you will pay a price per share of our common stock that substantially exceeds our pro forma as-adjusted net tangible book value per share after giving effect to this offering. Based on an effective offering price of $7.01 per share of our common stock, if you purchase common stock in this offering, you will experience immediate dilution of $5.96 per share, representing the difference between the effective offering price per share of our common stock and the pro forma as-adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See “Dilution” on page S-8 for a more detailed illustration of the dilution you would incur if you participate in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general working capital purposes, including repayment of certain outstanding indebtedness and/or redemption of certain outstanding preferred stock. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds” on page S-6.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

There is no public market for the prefunded warrants being offered by us in this offering.

There is no established public trading market for the prefunded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the prefunded warrants on the Nasdaq Capital Market or any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the prefunded warrants will be limited.

Holders of the prefunded warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying such warrants until such holders exercise their prefunded warrants and acquire our common stock, except as otherwise provided in the prefunded warrants.

Until holders of the prefunded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such prefunded warrants, except to the extent that holders of such prefunded warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the prefunded warrants. Upon exercise of the prefunded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

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We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq. For example, On April 10, 2024, we received a letter (the “Letter”) from the Staff of the Nasdaq Stock Market, LLC (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between February 27, 2024, and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received a letter (the “Decision Letter”) from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split of our common stock; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq. On February 24, 2025, we obtained approval from our stockholders to file a certificate of amendment to our Certificate of Incorporation to effectuate the March 2025 Reverse Stock Split, among others, and on March 13, 2025, the March 2025 Reverse Stock Split became effective.

On April 9, 2025, we received a letter (the “April Letter”) from the Staff notifying us that we had demonstrated compliance with the Bid Price Rule and the Equity Rule as required by the Panel pursuant to the Decision Letter.

Pursuant to the April Letter, we will be subject to a mandatory panel monitor for a period of one year from the date of the April Letter. If, within that one-year monitoring period, Staff finds us again out of compliance with the Equity Rule that was subject of the exception, notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

There is no assurance that we will maintain compliance with the minimum listing requirements with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

Risks Related to our Prior Independent Registered Public Accounting Firm

We may incur material expenses or delays in financings or SEC filings due to the dismissal of our prior independent registered public accounting firm, Zwick CPA, PLLC, and our stock price and access to the capital markets may be affected.

As a public company, we are required to file financial statements with the SEC that are audited or reviewed, as applicable, by an independent registered public accounting firm. In August 2025, following discussions with Zwick CPA, PLLC (“Zwick”) regarding potential proceedings that could be instituted against them, which may result in their suspension or bar from appearing or practicing before the SEC as an independent registered public accounting firm, we were notified by Zwick that they could no longer continue to serve as our independent registered public accounting firm for purposes of providing audited financial statements in compliance with SEC rules. Our access to the capital markets, and our ability to make timely SEC filings, has depended in the past and will continue to depend on having financial statements audited or reviewed by an independent registered public accounting firm.

As of the date of this prospectus supplement, no formal proceedings have been brought against Zwick. We understand that any such proceedings are not expected to question the services previously provided by Zwick to the company. However, if proceedings are initiated and actions are taken against Zwick, we anticipate that the PCAOB may determine that investors cannot rely on Zwick’s audit reports or the financial statements audited by Zwick for the years ended December 31, 2024, and 2023, or on Zwick to provide customary deliverables such as consents or comfort letters in connection with financings or other transactions. While a revocation of Zwick’s registration would not, in and of itself, affect the validity of Zwick’s previously issued audit reports, the absence of their consent could require us to have our financial statements for prior years re-audited by our current independent registered public accounting firm. This could result in significant delays, additional costs, and other complications in connection with financings or other transactions. Any delay in or inability to access the public capital markets could disrupt our operations and adversely affect the price and liquidity of our securities.

In addition, any negative developments concerning potential proceedings against Zwick may adversely affect investor confidence in companies that were previously audited by Zwick. These factors could materially and adversely affect the market price of our common stock and our ability to access the capital markets.

S-5

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1.8 million from the sale of the shares of common stock and prefunded warrants offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds we may receive from the exercise of the warrants to be issued to the placement agent or its designees as compensation.

We intend to use the net proceeds from this offering to for general working capital purposes, including repayment of certain outstanding indebtedness and/or redemption of certain outstanding preferred stock.

S-6

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

S-7

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted by difference between the effective offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2025, was approximately $(3,670) million, or $(4.66) per share of our common stock, based upon 797,359 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the issuance and sale by us of 8,889 shares of Series H Preferred Stock and the Series H Warrants to purchase up to 467,836 shares of common stock in the Private Placement for aggregate net proceeds to us of $3.0 million subsequent to June 30, 2025 (the “Pro Forma Adjustments”), our pro forma net tangible book value as of June 30, 2025, was approximately $(670,000), or $(0.85) per share of common stock.

After giving further effect to the sale of 74,114 shares of our common stock and prefunded warrants to purchase up to 217,090 shares of common stock in this offering at the offering price of $7.01 per share and $7.009 per prefunded warrant, as applicable, and after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the full exercise in cash of the prefunded warrants, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately $1.1 million, or $1.05 per share of common stock. This represents an immediate increase in net tangible book value of $1.90 per share to our existing stockholders, and an immediate dilution of $5.96per share to new investors purchasing our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$7.01
Historical net tangible book value per share as of June 30, 2025	$(4.66)
Increase in pro forma net tangible book value per share attributable to the Pro Forma Adjustments	$3.81
Pro forma as adjusted net tangible book value per share as of June 30, 2025	$(0.85)
Increase in pro forma as-adjusted net tangible book value per share attributable to this offering	$1.90
Pro forma as-adjusted net tangible book value per share as of June 30, 2025, after giving further effect to this offering		$1.05
Dilution in pro forma as-adjusted net tangible book value per share to investors participating in this offering		$5.96

The foregoing table and discussion does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering.

The foregoing discussion and table are based on 787,359 shares of common stock outstanding as of June 30, 2025, and, unless otherwise indicated, excludes as of that date:

● 1,842 shares of common stock issuable upon the exercise of stock options issued under the 2024 Plan, at a weighted-average exercise price of $844.20 per share;

● 2,664 shares of common stock issuable upon the exercise of stock options issued under the 2014 Plan, at a weighted-average exercise price of $67.21 per share;

● 949 shares of common stock available for issuance under the 2024 Plan;

● 683,859 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $23.03 per share;

● 6,443 shares of common stock issuable upon the conversion of the Series G Preferred Stock; and ● 1,823,649 shares of common stock issuable upon the conversion of the Series X Preferred Stock.

To the extent that options or warrants outstanding as of June 30, 2025, have been or may be exercised or we issue other shares, investors purchasing common stock in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-8

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Common Stock

We are offering 74,114 shares of our common stock. The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598.

Listing on Nasdaq

Our common stock is listed on Nasdaq under the symbol “NAOV.”

Description of Prefunded Warrants

This summary is subject to, and qualified in its entirety by, the provisions of the form of prefunded warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should carefully review the terms and provisions of the form of prefunded warrant for a complete description of the terms and conditions of such warrants. See the section titled “Where You Can Find More Information” in this prospectus supplement.

Form; Term.

The prefunded warrants will be issued as individual warrant agreements to each individual purchaser of a prefunded warrant. The prefunded warrants will be issued in certificated form only. The prefunded warrants do not expire.

Exercisability

The prefunded warrants are exercisable at any time after their original issuance. The prefunded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the prefunded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the prefunded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a prefunded warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

Under the prefunded warrants, we may not effect the exercise of any prefunded warrant, and a holder (together with its affiliates) will not be entitled to exercise any portion of any prefunded warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately prior to or after giving effect to the exercise, subject to such holder’s rights under the prefunded warrant to increase or decrease such percentage to another percentage not in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants upon at least 61 days’ prior notice from such holder to us.

S-9

Exercise Price

The exercise price per whole share of our common stock issuable upon the exercise of the prefunded warrants is $0.001 per share of our common stock. The exercise price of the prefunded warrants and the number of shares of our common stock issuable upon exercise of the prefunded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the prefunded warrants may be sold, transferred or assigned without our consent. The prefunded warrants will be held in definitive form by the purchasers. The ownership of the prefunded warrants and any transfers of the prefunded warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing

We do not plan on applying to list the prefunded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the prefunded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power of our capital stock or any person or group becoming the beneficial owner of 50% or more of the voting power of our capital stock, upon consummation of such a fundamental transaction, the holders of the prefunded warrants will be entitled to receive upon exercise of the prefunded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the prefunded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the prefunded warrants, and any additional consideration receivable as a result of such fundamental transaction.

No Rights as a Stockholder

Except as otherwise provided in the prefunded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a prefunded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the prefunded warrant.

S-10

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated as of February 11, 2025, by and between us and Palladium (the “engagement agreement”), we engaged Palladium to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock and prefunded warrants offered by this prospectus supplement and the accompanying prospectus. Palladium is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Palladium and prospective investors. Palladium will have no authority to bind us. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock and the prefunded warrants offered hereby is expected to occur on or about September 17, 2025, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 8.0% of the aggregate gross proceeds from this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $60,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $1.8 million.

Pursuant to our engagement agreement, we have agreed to pay the placement agent the fees set forth in the table below.

The following table shows, on a per share, per prefunded warrant, and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Per Prefunded Warrant	Total
Offering price	$7.01	$7.009	$2,041,122.95
Placement agent fees	$0.56	$0.56	$163,307.20
Proceeds, before expenses, to us	$6.45	$6.449	$1,877,815.75

Subsequent Equity Sales Limitation

We have also agreed, subject to certain exceptions, until ninety (90) days following the closing date of the offering, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock (or common stock equivalents) or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus supplement. In addition, subject to an exception, until one (1) year following the closing date of the offering, we shall be prohibited from effecting or entering into an agreement to effect any issuance common stock (or common stock equivalent or a combination of units thereof) involving a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price.

S-11

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, the placement agent and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The placement agent acted as our placement agent for the Private Placement consummated in July 2025 and served as the exclusive advisor for the Merger consummated in February 2025, for which it received compensation.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Nasdaq listing

Our shares of common stock are listed on Nasdaq under the symbol “NAOV”.

S-12

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of NanoVibronix, Inc. and subsidiaries, as of and for the years ended December 31, 2024, and 2023, included in the Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated in this prospectus supplement by reference, have been so incorporated in reliance on the report by Zwick CPA, PLLC upon the authority of such firm as experts in accounting and auditing (which such report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.nanovibronix.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, filed with the SEC on May 20, 2025, and August 19, 2025, respectively;

●	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, January 7, 2025, February 14, 2025, February 25, 2025, March 12, 2025, April 3, 2025, April 11, 2025, May 16, 2025, June 4, 2025, July 9, 2025, July 22, 2025, July 30, 2025, August 8, 2025, and August 14, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, and any amendment or report filed with the SEC for purposes of updating such description.

S-13

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Any such request should addressed to us at:

NanoVibornix, Inc.

Attn: Chief Financial Officer

949 Pruitt Avenue

Tyler, Texas 77569

(914) 233-3004

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.nanovibronix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

S-14

PROSPECTUS

NanoVibronix, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “NAOV.” On July 31, 2023, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $3.21 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of August 1, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $6,214,425, which was calculated based on 1,662,500 shares of our outstanding common stock held by non-affiliates and a price of $3.738 per share, the last reported sale price for our common stock on June 2, 2023. Pursuant to General Instruction I.B.6 of Form S-3, we have offered 4,800,000 shares of common stock for a total of $2,400,000 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates in any 12-month period so long as our public float remains below $75.0 million.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a medical device company focusing on noninvasive biological response-activating devices that target wound healing and pain therapy and can be administered at home, without the assistance of medical professionals. Our primary products, which are in various stages of clinical and market development, currently consist of:

●	UroShield™, an ultrasound-based product that is designed to prevent bacterial colonization and biofilm in urinary catheters, increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use.

●	PainShield™, a patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area; and

●	WoundShield™, a patch-based therapeutic ultrasound device intended to facilitate tissue regeneration and wound healing by using ultrasound to increase local capillary perfusion and tissue oxygenation.

Each of our PainShield, UroShield, and WoundShield products employs a small, disposable transducer that transmits low frequency, low intensity ultrasound acoustic waves that seek to repair and regenerate tissue, musculoskeletal and vascular structures, and decrease biofilm formation on urinary catheters and associated urinary tract infections. Through their size, effectiveness and ease of use, these products are intended to eliminate the need for technicians and medical personnel to manually administer ultrasound treatment through large transducers, thereby promoting patient independence and enabling more cost-effective home-based care.

PainShield is currently cleared for marketing in the United States by the U.S. Food and Drug Administration although to date there has not been a significant sales and marketing effort. All three of our products have CE Mark approval in the European Union, and a certificate allowing us to sell PainShield, UroShield and WoundShield in Israel. We are able to sell PainShield, UroShield and WoundShield in India and Ecuador based on our CE Mark. We have consummated sales of PainShield and UroShield in the relevant markets, although to date sales have been minimal; WoundShield has not generated significant revenue to date. Outside of the United States we generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product.

Intellectual Property – Patents

We seek patent protection for our inventions not only to differentiate our products and technologies, but also to develop opportunities for licensing and securing our rights to profits therefrom. With the aim of optimizing commercial and regulatory success, our proprietary technology and innovative applications thereof are protected by a variety of patent claims. We believe that our granted patents and pending applications collectively protect our technology, both in terms of our existing products, as well as our anticipated pipeline of new offerings.

Our patent portfolio includes at least the following issued patents, as well as a number of corresponding foreign patents in relevant jurisdictions: (1) U.S. Patent No. 7,393,501 to “Method, Apparatus and System for Treating Biofilms Associated With Catheters” (expiring on December 19, 2023); (2) U.S. Patent No. 7,829,029 to “Acoustic Add-On Device for Biofilm Prevention in Urinary Catheter” (expiring on October 27, 2025); (3) U.S. Patent No. 9,028,748 to “System and Method for Surface Acoustic Wave Treatment of Medical Devices” (expiring on July 11, 2030); and (4) U.S. Patent No. 9,585,977 directed to “System and Method for Surface Acoustic Waves Treatment of Skin” (expiring on August 20, 2033). These patents cover a wide range of embodiments and applications of our proprietary surface acoustic wave (SAW) technology, including our commercialized Painshield, Painshield Plus, Woundshield and Uroshield devices. Specifically, the patents provide for methods of generating surface acoustic waves on surfaces of indwelling medical devices and to topical and urological applications therefor, for alleviating pain and for wound healing, and for preventing formation of bacterial biofilms on catheters. Pending patent applications related to Uroshield devices are directed to Multiple Frequency Surface Acoustic Waves for Internal Medical Device and System, Device, and Method for Mitigating Bacterial Biofilms Associated with Indwelling Medical Devices which covers the next generation of Uroshield devices operating at multiple frequencies and devices which are compatible in portable and wireless systems. Another pending patent application related to Uroshield devices is directed to System, Device, and Method for Mitigating Bacterial Biofilms Associated with Indwelling Medical Devices (US patent application US 17/646,715 filed on December 31, 2021).

Pending patent applications related to Painshield, Painshield Plus, Woundshield devices are directed to Transdermal Patch of a Portable Ultrasound-Generating System for Improved Delivery of Therapeutic Agents and Associated Methods of Treatment (US patent application 17/025,969 filed on September 18, 2020); Portable Ultrasound System and Methods of Treating Facial Skin by Application of Surface Acoustic Waves (US patent application 17/646,753 filed on January 3, 2022) and Improved Injection Needle Assembly (US patent application 17/646,804 filed on December 31, 2021).

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Nasdaq Minimum Stockholders’ Equity Requirement

On May 23, 2023, we received a letter from the Listing Qualifications Department of the Nasdaq Capital Market (“Nasdaq”) indicating that we no longer comply with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on Nasdaq because our stockholders’ equity of approximately $2.2 million as reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, is below the required minimum of $2.5 million, and as of May 22, 2023, we did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In accordance with Nasdaq Listing Rules, we had 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. On July 7, 2023 we submitted our plan to regain compliance with the Nasdaq minimum stockholders’ equity standard. On July 13, 2023 we submitted additional information to Nasdaq. On July 19, 2023, Nasdaq granted the Company an extension until November 20, 2023, to evidence compliance. However, there can be no assurance that we will be able to regain compliance. If we do not regain compliance by the end of the extension granted by Nasdaq, or we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that our common stock will become subject to delisting. In such event, Nasdaq rules permit us to appeal the decision to reject its proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. Accordingly, there can be no guarantee that we will be able to maintain our Nasdaq listing.

Mio-Guard Agreement

On June 14, 2023 we announced that we entered into a distribution agreement with Mio-Guard, LLC (“Mio-Guard”) for the sale and distribution of our PainShield MD product. Under the terms of the multi-year agreement, Mio-Guard has the exclusive right to sell and distribute the PainShield MD product to its customers throughout the United States in the areas of athletic team sports and sports medicine.

CMS Reimbursement

In addition to the need to obtain regulatory approvals, we anticipate that sales volumes and prices of our UroShield and PainShield, products will depend in large part on the availability of insurance coverage and reimbursement from third party payers. Third party payers include governmental programs such as Medicare and Medicaid in the United States, private insurance plans and workers’ compensation plans. We do not currently have reimbursement codes for use of WoundShield in any of the markets in which we have regulatory authority to sell WoundShield. Of the markets in which we have regulatory authority to sell PainShield, prior to January 2020, we only had reimbursement codes in the United States (i.e., CPT codes) for clinical use only. Effective as of January 2020, the U.S. Centers for Medicare and Medicaid Services (“CMS”) approved our PainShield for reimbursement for Medicare beneficiaries on a national basis. We have been actively taking steps to work toward having CMS assign a reimbursement value, including conducting additional longevity testing by an independent laboratory and launching a direct-to-consumer rental program for PainShield, as we were denied reimbursement in September 2022 due to a lack of “life-cycle” testing. We have recently provided CMS with additional data and continue to work with qualified legal representation to achieve our goal. The latest CMS application included PainShield products and supplies. PainShield currently is subject to reimbursement under certain workers’ compensation plans and Veterans Administration facilities.

We hope to receive a decision from CMS regarding PainShield reimbursement by sometime in September.

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Protrade Proceeding

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging that we were in breach of an Exclusive Distribution Agreement dated March 7, 2019 (the “Distribution Agreement”) between Protrade and the Company. Protrade alleges, in part, that we breached the Distribution Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million.

On March 15, 2022, the arbitrator issued a final award, which, determined that (i) we had the right to terminate the Distribution Agreement; (ii) we did not breach the duty of good faith and fair dealing with regard to the Distribution Agreement; and (iii) we did not breach any confidentiality obligations to Protrade. Nevertheless the arbitrator determined that we did not comply with the obligation to supply Protrade with a year’s supply of patches, and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that we allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. We believe that the number of patches per device alleged by Protrade is grossly inflated, and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, we submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York Nassau County seeking to confirm the Award. On April 13, 2022, we submitted an application to the ICA seeking to correct an error in the award based on the evidence that we only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award, denied the application.

On July 22, 2022, we filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, we averred in our motion that Protrade’s witness made false statements in arbitration, and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the Award and denying the cross-motion.

On November 9, 2022, we filed a motion to re-argue and renew our cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, we also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the Court denied the motion to re-argue and renew. We filed a notice of appeal of this decision with the Appellate Division, Second Department on April 5, 2023.

On July 10, 2023, we filed our appeal with the Appellate Division, Second Department. We intend to continue to vigorously pursue our opposition to the award in all appropriate fora.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 525 Executive Boulevard, Elmsford, New York 10523. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our history of losses and expectation of continued losses

●	Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

●	Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

●	The geographic, social and economic impact of COVID-19 on the Company’s business operations.

●	Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration (“FDA”) approval of our product candidates.

●	Regulatory actions that could adversely affect the price of or demand for our approved products.

●	Market acceptance of existing and new products.

●	Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

●	Risks of product liability acclaims and the availability of insurance.

●	Our ability to generate internal growth.

●	Risks related to computer system failures and cyber-attacks.

●	Our ability to obtain regulatory approval in foreign jurisdictions.

●	Uncertainty regarding the success of our clinical trials for our products in development.

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●	Risks related to our operations in Israel, including political, economic and military instability.

●	The price of our securities is volatile with limited trading volume.

●	Our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that our common stock will be delisted if we cannot do so.

●	Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

●	We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

●	Our intellectual property portfolio and our ability to protect our intellectual property rights.

●	Our ability to recruit and retain qualified regulatory and research and development personnel.

●	Unforeseen changes in healthcare reimbursement for any of our approved products.

●	The adoption of health policy changes and health care reform.

●	Lack of financial resources to adequately support our operations.

●	Difficulties in maintaining commercial scale manufacturing capacity and capability.

●	Changes in our relationship with key collaborators.

●	Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

●	Our failure to comply with regulatory guidelines.

●	Uncertainty in industry demand and patient wellness behavior.

●	General economic conditions and market conditions in the medical device industry.

●	Future sales of large blocks of our common stock, which may adversely impact our stock price.

●	Depth of the trading market in our common stock.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses and working capital

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining U.S. Food and Drug Administration approval;

●	failure to achieve sales as anticipated; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 45,040,000 shares of capital stock, par value $0.001 per share, of which 40,000,000 are shares of common stock and 5,040,000 are shares of “blank check” preferred stock. Of the 5,040,000 shares of preferred stock, 3,000,000 are designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), 506 are designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”), 1,994,494 are designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”) and 40,000 of which have been designated as Series F Convertible Preferred Stock (“Series F Preferred Stock”). On July 7, 2023, there were 1,662,337 shares of common stock, 0 shares of our Series C Preferred Stock, 0 shares of our Series D Preferred Stock, 0 shares of our Series E Preferred Stock, and 0 shares of Series F Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598. Our common stock is listed on the Nasdaq Capital Market under the symbol “NAOV.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

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Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

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Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 11,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”);

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by a resolution adopted by a majority of the Whole Board; and

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF WARRANTS

As of July 7, 2023, there were outstanding warrants to purchase 78,252 shares of common stock with a weighted average exercise price of $58.10 per share.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company and its subsidiary as of December 31, 2022, and December 31, 2021, and for each of the two years in the period ended December 31, 2022, included in the Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.nanovibronix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.nanovibronix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023;

●	Our definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 1, 2023;

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●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 15, 2023;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2023;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2023;

Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 19, 2023;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2023;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2023;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 20, 2023;

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023, and any amendment or report filed with the Securities and Exchange Commission for purposes of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 525 Executive Boulevard, Elmsford, New York 10523, Attention: Stephen Brown, Chief Financial Officer, or made by phone at (914) 233-3004. You may also access the documents incorporated by reference in this prospectus through our website at www.nanovibronix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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74,114 Shares of Common Stock

Prefunded Warrants to Purchase up to 217,090 Shares of Common Stock

217,090 Shares of Common Stock Issuable Upon Exercises of the Prefunded Warrants

PROSPECTUS SUPPLEMENT

Palladium Capital Group, LLC

September 16, 2025